Exhibit 99.1

PRESS RELEASE

Marlin Provides Update on Proposed Acquisition by Funds Managed by HPS Investment Partners LLC

Mount Laurel, N.J., January 12, 2022 – Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), announced today an update on its proposed merger with a subsidiary of funds managed by HPS Investment Partners LLC (“HPS”).

Marlin and HPS have been working diligently to meet all closing conditions to the merger, including the condition that the Company’s wholly-owned subsidiary Marlin Business Bank surrender its banking licenses and authority and terminate its Federal Deposit Insurance Corporation-insured deposits (the “De-Banking Condition”). Marlin has now satisfied the De-Banking Condition and the parties intend to consummate the merger prior to the market open on Thursday, January 20, 2022.

As previously announced on April 19, 2021, upon consummation of the merger, HPS will acquire all of the Company’s outstanding shares of common stock for $23.50 per share in an all cash transaction.

About Marlin

Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the Company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding consummation of the proposed merger and expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact:

Mike Bogansky, Senior Vice President & Chief Financial Officer

856-505-4108

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